EXHIBIT 23.6

CONSENT OF WRIGHT AND COMPANY

     We hereby consent to the incorporation by reference of our name in the Annual Report on Form 10-K of Range Resources Corporation (the “Company”) for the fiscal year ended December 31, 2004, to which this consent is an exhibit.

WRIGHT AND COMPANY

Wright and Company, Inc.
Brentwood, Tennessee
February 28, 2005